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                                                                    Exhibit 99.1

[LIGHTBRIDGE
   LOGO]

  LIGHTBRIDGE ANNOUNCES CLOSING OF SALE OF FRAUD CENTURION SOFTWARE AND ASSETS

BURLINGTON, MASS.--Oct. 4, 2004 --Lightbridge, Inc. (Nasdaq:LTBG), a leading value-added transaction processing company, today announced it has closed the sale of its Fraud Centurion (R) product suite pursuant to an agreement with India-based Subex Systems Limited.

As previously announced, Lightbridge continues to offer robust fraud solutions for the wireless industry and other high-volume transaction markets faced with the challenge of reducing fraud and bad debt risk. Lightbridge's proven fraud screening solutions leverage the Company's decisioning engine, modeling and analytics expertise.

For more information on Lightbridge fraud solutions and other Lightbridge products and services, visit www.lightbridge.com

About Subex Systems

Subex Systems is a global telecom software product company partnering with telcos to maximize revenue by offering comprehensive and flexible solutions. An ISO 9001 certified company; Subex has a global presence across North America, Europe, Africa and Asia. It is also among the top ten software product companies in India. Subex went public with an IPO in July 1999. Intel Capital is a strategic investor in Subex since March 2003. For more information, please visit, www.subexgroup.com

About Lightbridge

Lightbridge, Inc., is a leading transaction processing company that businesses trust to manage customer transactions. Lightbridge adds value to fraud prevention, credit qualification, payment authorization, billing, and enhanced voice and data services. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses around the world use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com or call 1-800-LIGHTBR.

CONTACT:
Lightbridge, Inc.
Lynn Ricci (Investor Relations)
781-359-4854
lricci@lightbridge.com

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Glen Zimmerman (Media Relations)
781-359-4705
gzimmerman@lightbridge.com

FORWARD-LOOKING STATEMENTS

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company's plans and strategies for the future are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications industry, (v) uncertainties about the Company's ability to execute on, and about the impact on the Company's business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of restructuring and other charges on the Company's business and operations, (vii) risks associated with acquisitions and divestitures including, without limitation, the inability to timely achieve the anticipated benefits therefrom and the impact on the Company's financial results and operations, and (viii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2003 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The Company undertakes no obligation to update any forward-looking statements.